Exhibit 99.2

For Immediate Release	NEWS
May 16, 2006	Nasdaq: UAPH

UAP HOLDING CORP. AND UNITED AGRI PRODUCTS, INC. SET PRICING OF TENDER OFFER CONSIDERATION FOR THEIR 10 3/4% SENIOR DISCOUNT NOTES DUE 2012 AND 8 1/4% SENIOR NOTES DUE 2011

GREELEY, COLORADO (May 16, 2006) – UAP Holding Corp. (“UAP Holdings”) (Nasdaq: UAPH) and United Agri Products, Inc. (“United Agri Products” and, together with UAP Holdings, the “Companies,” and each, a “Company”) announced today the pricing of their previously announced offers to purchase for cash any and all of UAP Holdings’ outstanding $125.0 million principal amount at maturity of 10 3/4% Senior Discount Notes due 2012 (the “10 3/4% Discount Notes”) and any and all of United Agri Products’ outstanding $203.5 million principal amount of 8 1/4% Senior Notes due 2011 (the “8 1/4% Notes,” and together with the 10 3/4% Discount Notes, the “Notes”).

As previously announced,

•	the total consideration to be paid for tendered and accepted 10 3/4% Discount Notes is equal to the present value of future payments on the 10 3/4% Discount Notes up to and including January 15, 2008 (the first date on which the 10 3/4% Discount Notes may be redeemed at UAP Holdings’ option), based on the assumption that the 10 3/4% Discount Notes will be redeemed in full at $1,053.75 per $1,000 principal amount at maturity on such date, discounted at a rate equal to 50 basis points over the yield to maturity on the 4.375% U.S. Treasury Note due December 31, 2007, of which $20.00 will be a consent payment payable only to holders who validly tender their 10 3/4% Discount Notes and deliver consents by 5:00 p.m., New York City Time, on May 16, 2006, unless extended (the “Consent Payment Deadline”), and

•	the total consideration to be paid for tendered and accepted 8 1/4% Notes is equal to the present value of future payments on the 8 1/4% Notes up to and including December 15, 2007 (the first date on which the 8 1/4% Notes may be redeemed at United Agri Products’ option), based on the assumption that the 8 1/4% Notes will be redeemed in full at $1,041.25 per $1,000 principal amount on such date, discounted at a rate equal to 50 basis points over the yield to maturity on the 4.25% U.S. Treasury Note due November 30, 2007. The total consideration to be paid for tendered 8 1/4% Notes will also include accrued but unpaid interest on the 8 1/4% Notes to, but not including, the payment date. Of this total consideration, $20.00 will be a consent payment payable only to holders who validly tender the 8 1/4% Notes and deliver consents by the Consent Payment Deadline.

Credit Suisse Securities (USA) LLC (“Credit Suisse”), the Dealer Manager and Consent Solicitation Agent for the tender offers and consent solicitations, has calculated that the yield to maturity on the 10 3/4% Discount Note Reference Security (as defined in the Offer Documents referred to below) as of 2:00 p.m., New York City time, on May 16, 2006 was 4.981%. Based on an assumed payment date of June 1, 2006, the Total 10 3/4% Discount Note Consideration (as defined in the Offer Documents referred to below) to be paid for each $1,000 principal amount at maturity of tendered and accepted 10 3/4% Discount Notes would be $965.26, an amount equal to the 10 3/4% Discount Note Fixed Spread Price (as defined in the Offer Documents referred to below). Of this Total 10 3/4% Discount Note Consideration, $20.00 is a consent payment payable only to holders who validly tender the 10 3/4% Discount Notes and deliver consents by the Consent Payment Deadline.

Credit Suisse has calculated that the yield to maturity on the 8 1/4% Note Reference Security (as defined in the Offer Documents referred to below) as of 2:00 p.m., New York City time, on May 16, 2006 was 4.975%. Based on an assumed payment date of June 1, 2006, the Total 8 1/4% Note Consideration (as defined in the Offer Documents referred to below) to be paid for each $1,000 principal amount of tendered and accepted 8 1/4% Notes would be $1,116.39, an amount equal to the sum of (x) the 8 1/4% Note Fixed Spread Price (as defined in the Offer Documents referred to below), calculated as $1,078.35, and (y) the amount of accrued and unpaid interest on the 8 1/4% Notes to, but not including, the assumed payment date for the 8 1/4% Notes accepted for purchase, calculated as $38.04. Of this Total 8 1/4% Note Consideration, $20.00 is a consent payment payable only to holders who validly tender the 8 1/4% Notes and deliver consents by the Consent Payment Deadline.

The tender offer will expire at 9:00 a.m., New York City Time, on June 1, 2006, unless extended or earlier terminated (the “Expiration Date”). In the event that the Expiration Date is extended, new pricing terms may be determined. Information regarding the pricing, tender and delivery procedures and conditions to the tender offers and consent solicitations relating to the 8 1/4% Notes and the 10 3/4% Discount Notes are contained in the Offer to Purchase and Consent Solicitation Statement, dated May 3, 2006, as supplemented by Supplement thereto dated May 10, 2006, and the accompanying Letter of Transmittal and Consent (the “Offer Documents”).

Questions about the tender offers may be directed to Credit Suisse, the Dealer Manager and Consent Solicitation Agent, at (800) 820-1653 (toll free) or (212) 325-7596 (collect), or to MacKenzie Partners, Inc., the information agent for the tender offers and consent solicitations, at (800) 322-2885 (toll free) or (212) 929-5500 (collect). Copies of the Offer Documents and other related documents may be obtained from the information agent.

The tender offers and consent solicitations are being made solely on the terms and conditions set forth in the Offer Documents, including the amendment of the revolving credit facility and entry into a new term loan facility. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities of the Companies. It also is not a solicitation of consents to the proposed amendments to the related indentures. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.

About the Companies

UAP Holding Corp. is the holding company of United Agri Products, Inc., the largest independent distributor of agricultural inputs and professional non-crop products in the United States and Canada. United Agri Products markets a comprehensive line of products, including chemical, seed, and fertilizer, to growers and regional dealers. United Agri Products also provides a broad array of value-added services, including crop management, biotechnology advisory services, custom blending, inventory management, and custom applications of crop inputs. United Agri Products maintains a comprehensive network of approximately 340 distribution and storage facilities and three formulation and blending plants, strategically located throughout the United States and Canada. Additional information can be found on the company’s website, located at www.uap.com.

Safe Harbor Statement

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the Companies’ expectations regarding the performance of their business, their liquidity and capital resources, the other non-historical statements in the discussion and analysis and the ability to consummate the tender offers and consent solicitations described above and the amendment of the revolving credit facility and entry into a new term loan facility to finance the tender offers and consent solicitations described above. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. In particular, the Companies cannot assure you that the proposed transactions described above will be consummated on the terms currently contemplated by the Companies, if at all, or that the Notes tendered in the tender offers and consent solicitations described above will be accepted for purchase. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the Companies’ business and weather conditions in their markets, their substantial leverage and restrictions contained in their debt agreements, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds their insurance coverage, their dependence on rebate programs, and other risks identified and discussed under the caption “Risk Factors” in UAP Holdings’ Registration Statement on Form S-3 (File No. 333-131080) declared effective by the Securities and Exchange Commission on March 1, 2006 and in the other documents the Companies file with the Securities and Exchange Commission from time to time.

Contact

UAP Holding Corp.

Karla J. Kimrey, Vice President, Investor Relations of UAP Holding Corp.

+1-970-356-4400